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Exhibit 3.2

NORAMPAC INC.

BY-LAW NUMBER 1
General by-law of the Corporation

1.     Shareholders

  (a)
  Meetings

        The annual meeting of shareholders of the Corporation shall be held on such date and at such time as may be determined by the directors but not later than 18 months after the Corporation comes into existence and thereafter not later than 15 months after the last annual meeting.

        A special meeting of shareholders may be called for any day upon the order of the directors or upon the written request of shareholders holding at least 5% of the issued and outstanding shares of the capital stock of the Corporation carrying voting rights at such time.

  (b)
  Place of meetings

        Meetings of shareholders shall be held at the place that the directors determine and may, if all shareholders entitled to vote at such meeting so agree in writing, be held outside Canada.

  (c)
  Notice of meetings

        At least 15 days' and not more than 35 days' notice in writing of the time and place of any meeting of shareholders shall be given to each shareholder entitled to vote at such meeting, to each director and to the auditors of the Corporation, if any, by the secretary of the Corporation. The failure or omission to give such notice of any meeting to any shareholder shall not invalidate any resolution passed or business transacted at such meeting.

        The notice of any meeting shall state generally the nature of the business to be transacted thereat and contain the text of any special resolution to be submitted and no business shall be transacted at such meeting unless the same shall have been referred to in the said notice. Meetings of shareholders may be held without previous notice if all shareholders, all directors and the auditors of the Corporation are present in person or, in the case of shareholders, by proxy, or if those persons who are absent, sign a written waiver of notice of the time, place and purpose of such meeting.

  (d)
  Quorum

        A quorum is present at a meeting of shareholders if the holders of more than 50% of the issued and outstanding shares of the capital stock of the Corporation carrying voting rights at such time ("voting shares"), are present in person or represented. If there is no such quorum present, a majority of the shareholders so present or represented may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is reached. At such adjourned meeting at which a quorum shall be so present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

  (e)
  Proxies

        Proxies must be deposited with the secretary of the Corporation at such time previous to the meeting, not exceeding 48 hours excluding Saturdays, Sundays and holidays, as may be determined by the directors or specified in the notice calling the meeting.

  (f)
  Voting

        Except as provided in the Canada Business Corporations Act (the "Act") or in any unanimous shareholder agreement, all questions at meetings of shareholders shall be decided by a majority in number of the votes cast by the shareholders present either in person or by proxy and entitled to vote at such meeting. In case the number of votes is equal, the chairman of the meeting shall not have an additional deciding or casting vote.

  (g)
  Resolution in lieu of a meeting

        Except as provided in the Act, a resolution in writing, signed by all the shareholders entitled to vote on that resolution at a shareholders' meeting, is as valid as if it had been passed at a meeting.

2.     Directors

  (a)
  Number and quorum

        The board shall consist of not less than 4 nor more than 12 directors, a majority of whom must be resident Canadians. The directors shall be entitled to fix the number of directors within such limits and to establish the quorum of directors for the transaction of business. Until fixed as aforesaid, the number of directors of the Corporation shall be 8 of whom four shall constitute a quorum at any meeting of the board. The directors shall not transact business at a meeting unless a majority of the directors present are resident Canadians, except where:

    (i)
    a resident Canadian director who is unable be to present approves in writing or by telephone or other communication facilities the business transacted at the meeting; and

    (ii)
    a majority of resident Canadians would have been present had that director been present at the meeting.

  (b)
  Qualifications

        Any natural person may be a director except:

    (i)
    a person who is under 18 years of age;

    (ii)
    a person of full age under tutorship or curatorship;

    (iii)
    a person declared incapable by a court in Canada or elsewhere; or

    (iv)
    a person who has the status of bankrupt.

  (c)
  Election and term of office

        The directors shall be elected by the shareholders of the Corporation at the annual meeting of shareholders and shall hold office for a term not exceeding three years. The election shall be by ballot if any shareholder present at the meeting so demands.

  (d)
  Vacancies

        In case of the death or resignation of a director or his being unable to act as such or his becoming disqualified, the vacancy thereby created may be filled for the unexpired portion of his term by the remaining directors, if they form a quorum, or by the shareholders.

  (e)
  Meetings

        Meetings of the directors may be held at such time and place as the directors may determine by resolution. Meetings may similarly be called by the chairman of the board, the president or by two directors on two days' notice to each director either by letter or telecopier or in any other manner, in which case they shall be held at such time and place as determined in the notice. Meetings of directors may be held at any time or place without notice if all the directors are present and consent to such meeting or if those directors who are absent waive notice in writing of the time, place and purpose of such meeting.

        If all directors of the Corporation consent thereto in writing, a director may participate in a meeting of directors by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other and a director participating in such manner is deemed to be present at that meeting.

  (f)
  Voting

        All questions at meetings of the directors shall be decided by a majority vote and each director shall have one vote. In case the number of votes is equal, the chairman of the meeting shall not have an additional deciding or casting vote, except as may otherwise be provided for in an unanimous shareholders agreement.

  (g)
  Resolution in lieu of a meeting

        A resolution in writing, signed by all the directors entitled to vote on that resolution at a directors' meeting, is as valid as if it had been passed at a meeting.

  (h)
  Removal and disqualifications

        Any director may be removed from office upon the vote of a majority of the voting shares represented at a meeting duly called for such purpose and may be replaced by the same meeting which so removes him but the director so replacing him shall hold office only for the remainder of the term of office of the director he replaces.

        A director of a Corporation ceases to hold office when:

    (i)
    he dies or resigns, such resignation to be effective at the time a written resignation is sent to the Corporation or at the time specified in the resignation, whichever is the later;

    (ii)
    he ceases to be qualified as such.

  (i)
  Remuneration

        The directors shall be entitled to receive such remuneration as may be fixed by the directors.

  (j)
  Powers

        In addition to the general powers of management and the powers and authority expressly conferred upon them by the Corporation's by-laws, the directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, deed of incorporation or by-laws of the Corporation or unanimous shareholder agreement directed or required to be exercised or done by the shareholders of the Corporation.

  (k)
  Duties

        Every director of the Corporation must, in the exercise of his functions, act with honesty and good faith in the best interest of the Corporation and with the care, diligence and skill of a reasonable person in comparable circumstances.

3.     Committee

  (a)
  Executive Committee

        Subject to the Act, the Board may elect from its number an Executive Committee consisting of not less than two (2) directors and from time to time fill any vacancy occurring therein. Each member of the Executive Committee shall hold office at the pleasure of the Board. During intervals between meetings of the Board, the Executive Committee shall possess and may exercise all powers of the Board, subject to the provisions of this by-law, any regulations which the Board may from time to time make and any specific directions which the Board may from time to time give, and save and except only such powers as are by the Act required to be exercised by the Board itself. Unless otherwise directed by the Executive Committee, the Secretary of the Corporation shall act as Secretary of the Executive Committee.

  (b)
  Transaction of Business

        The powers of the Executive Committee shall be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of the Executive Committee who would have been entitled to vote on such resolution at a meeting of the Executive Committee. Meetings of the Executive Committee may be held at any place in or outside Canada.

  (c)
  Audit Committee

        The Board shall elect annually from among its number an Audit Committee to be composed of not less than three (3) directors, of whom a majority shall not be officers or employees of the Corporation or its affiliates. The Audit Committee shall have the powers and duties provided in the Act.

  (d)
  Standing Committees

        The Board may appoint from its number standing committees and may confer upon such committees such powers as it may legally delegate, subject to such conditions as it may prescribe.

  (e)
  Procedure

        Subject to subparagraph ((f)) below and unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its Chairman and to regulate its procedure. All committees shall keep regular minutes of their transactions and shall report all such transactions to the Board at its meeting next succeeding such action and all such transactions shall be subject to revision or alteration by the Board, provided that no acts or rights of third parties shall be affected or invalidated by such revision or alteration.

  (f)
  Constitution of Committees

        The majority of the members of each committee shall be resident Canadians. A committee shall transact business only at a meeting at which a majority of the members of such committee present and eligible to vote are resident Canadians, unless:

    (i)
    a resident Canadian member who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

    (ii)
    a majority of resident Canadian members would have been present had that director been present at the meeting.

4.     Officers

        The Corporation shall have a chairman of the board, a president and a secretary and may have one or more vice-presidents, a treasurer and such other officers as the directors may determine. A person may be the holder of any one or more of such offices, except the offices of president and vice-president.

        In the absence of any agreement to the contrary, all offices shall be held during the pleasure of the board of directors and all officers shall be subject to dismissal with or without cause, by a resolution of the directors at a meeting called for such purpose.

  (a)
  Chairman of the Board

        The directors shall appoint a chairman of the board from among themselves. The chairman of the board shall, if present, preside at all meetings of the directors and of the shareholders.

  (b)
  President

        The directors shall appoint a president. The president shall be the chief executive officer of the Corporation, shall exercise a general supervision over the affairs of the Corporation and, in the absence of the chairman of the board, shall preside at all meetings of the shareholders and meetings of the directors, if he is a director.

  (c)
  Vice-president

        The directors may, if they think fit, appoint one or more vice-presidents. The vice-presidents shall exercise such rights and perform such duties as may be prescribed by the directors or by the president.

  (d)
  Secretary

        The directors shall appoint a secretary. The secretary shall keep the minute books and the corporate records of the Corporation, give or cause to be given all required notices, have such other powers and duties as are usual to the office and in addition shall perform such other duties as he may from time to time be directed to perform by the directors or by the president.

  (e)
  Treasurer

        The directors may appoint a treasurer. The treasurer shall keep or cause to be kept complete and accurate books of account, have such other powers and duties as are usual to the office and in addition shall perform such other duties as he may from time to time be directed to perform by the directors or by the president.

  (f)
  Other officers

        The directors may create such other offices and appoint such persons to hold same as in their discretion they deem necessary.

  (g)
  Duties

        Every officer of the Corporation must, in the exercise of his functions, act with honesty and good faith in the best interest of the Corporation and with the care, diligence and skill of a reasonable person in comparable circumstances.

5.     Disclosure of interest

        A director or officer of the Corporation who is in any way, whether directly or indirectly, interested in a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meetings of the directors the nature and extent of his interest at a meeting of directors of the Corporation.

        In the case of a contract or a proposed contract involving a director, the disclosure shall be made at the meeting of directors at which the question of entering into the contract is first taken into consideration. If the director is not at the date of that meeting interested in the proposed contract, the disclosure shall be at the first meeting of the directors held after he becomes so interested. If the director becomes interested in a contract after it is made, the disclosure shall be made at the first meeting of directors held after the director becomes so interested. If a person who is interested in a contract later becomes a director, the disclosure shall be made at the first meeting after he becomes a director.

        In the case of a contract or proposed contract involving an officer who is not a director, the disclosure shall be made forthwith after he becomes aware that the contract or proposed contract is to be considered or has been considered at a meeting of directors. If the officer becomes interested after a contract is made, the disclosure shall be made forthwith after he becomes so interested. If a person who is interested in a contract later becomes an officer, the disclosure shall be made forthwith after he becomes an officer.

        A general notice that a director or an officer is a member of any specified partnership, company or Corporation and is to be regarded as interested in any subsequent transaction with such partnership, company or Corporation shall be sufficient disclosure and after such general notice it shall not be necessary to give any special notice relating to any particular transaction with such partnership, company or Corporation.

        No director shall vote in respect of any contract or proposed contract in which he is so interested and if he does so vote his vote shall not be counted, but this prohibition does not apply:

    (i)
    an arrangement by way of security for money lent to or obligations undertaken by him for the benefit of the Corporation or an affiliate;

    (ii)
    one relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

    (iii)
    one for indemnity or insurance under section 124 of the Act; or

    (iv)
    one with an affiliate.

        Subject to the foregoing, a director of the Corporation may be interested as vendor, purchaser, shareholder or otherwise in any contract or proposed contract with the Corporation and no such director shall be accountable for any benefits received as shareholder or director of such company.

6.     Indemnification of directors, officers and others

        No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

        Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

    (i)
    he acted honestly and in good faith with a view to the best interests of the Corporation; and

    (ii)
    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable rounds for believing that his conduct was lawful.

        The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

        Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to above against any liability incurred by him in his capacity as a director or officer of the Corporation or of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the Corporation or that other body corporate, as the case may be.

7.     Auditors

        Unless all the shareholders of the Corporation, including those not otherwise entitled to vote, resolve not to appoint auditors, auditors shall be appointed at the annual meeting of shareholders of the Corporation to hold office until the next annual meeting of shareholders of the Corporation.

8.     Share certificates and transfers

  (a)
  Share certificates

        Share certificates shall be in such form as may be determined by resolution of the directors and certificates shall be authenticated in the manner and by the signatures of such officers as may be designated by the directors.

  (b)
  Lost share certificates

        Where the owner of a security claims that the certificate representing a security has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner:

    (i)
    so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser;

    (ii)
    furnishes the issuer with sufficient indemnity bond; and

    (iii)
    satisfies any other reasonable requirement imposed by the Corporation.

  (c)
  Transfer of shares

        Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by his duly authorized attorney upon surrender for cancellation of a certificate or certificates for the same number of shares with an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature thereon as the Corporation or its agent may reasonably require.

        The directors may make such other rules and regulations dealing with the transfer of shares of the capital stock of the Corporation, the surrendering and cancelling of share certificates, the closing of the transfer books, as to them may appear expedient and necessary in the interests of the Corporation.

  (d)
  Registered holder

        Unless otherwise expressly provided by law, the Corporation shall be entitled to treat the registered holder of any share of capital stock as the true owner thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof.

  (e)
  Allotment of shares

        Subject to the articles of the Corporation and a unanimous shareholder agreement, shares may be issued at such times and to such persons and for such consideration as the directors may determine. A share shall not be issued until the consideration for the share is fully paid.

9.     Rights of inspection of the books and records of the Corporation

        Subject to the provisions of the Act, the shareholders of the Corporation are entitled to inspect the following books and records of the Corporation:

    (i)
    its articles, its by-laws and any unanimous agreement of the shareholders;

    (ii)
    the minutes of proceedings of meetings and the resolutions of shareholders;

    (iii)
    copies of all notices of directors and of change of directors required by the Act; and

    (iv)
    the list indicating the names and the last known addresses of the persons who hold shares; the number of shares of each class held by those persons; the date and details of the issue and transfer of each share.

10.   Financial year

        The financial year of the Corporation shall terminate on the 31st day of December in each year or on such other date as the directors may determine. The financial year of the Corporation shall terminate on such date as the directors may from time to time by resolution determine.

11.   Registered office

        The registered office of the Corporation will be situated in the City of Montreal, in the Province of Quebec. The Corporation may, in addition to the foregoing, establish other offices, agencies or places of business elsewhere in Canada or elsewhere as the directors may from time to time determine.

12.   Execution of contracts and other documents

        All documents executed in the ordinary course of the business of the Corporation, may be signed and executed by any officer or director on behalf of the Corporation or by such person as may be determined by resolution of the directors. All documents not in the ordinary course of business of the Corporation to be signed and executed by the Corporation shall be signed and executed on behalf of the Corporation by such person as may be determined by resolution of the directors.

13.   Banking arrangements

        The banking business of the Corporation shall be transacted with such banks, trust companies or other financial institutions as the directors may authorize and all such banking business shall be transacted on the Corporation's behalf by such officers or other persons as the directors may designate and to the extent authorized.

14.   By-laws

        The directors may, by resolution, make, repeal, amend or re-enact by-laws of the Corporation.

        The directors shall submit a by-law, or an amendment or a repeal of a by-law to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal.

        A by-law, or an amendment or a repeal of a by-law is effective from the date of the resolution of the directors where the by-law is confirmed or confirmed as amended, it continues in effect in the form in which it was so confirmed. If a by-law, an amendment or a repeal is rejected by the shareholders, it ceases to be effective. A by-law, an amendment or a repeal ceases to be effective at the next meeting of shareholders if it is not submitted by the directors at that meeting.

        No subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect as the by-law, amendment or repeal rejected by the shareholders or not submitted at the meeting of shareholders is effective until it is confirmed or confirmed as amended by the shareholders.

        The shareholders may in accordance with the Act make a proposal to make, amend or repeal a by-law.

15.   Notices

        When notice is required to be given by law, in statute, by the deed of incorporation or by the by-laws of the Corporation, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing it in a post office box in a sealed, postage prepaid wrapper addressed to the person entitled thereto at his last known address as recorded in the books of the Corporation and such notice when so given shall be sufficient and shall be deemed to have been given on the day after it is posted.

        Enacted by the directors and sanctioned by the shareholders of the Corporation, as required by law on the 30th day of December, 1997.

/s/ ALAIN LEMAIRE Alain Lemaire President	/s/ ROBERT HALL Robert Hall Secretary

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  Exhibit 3.2
NORAMPAC INC. BY-LAW NUMBER 1 General by-law of the Corporation